UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On January 14, 2015, Global Partners LP (the “Partnership”), through its subsidiary Global Companies LLC, entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with its affiliates, Global Revco Dock, L.L.C., Global Revco Terminal, L.L.C., Global South Terminal, L.L.C. and Global Petroleum Corp. (collectively, the “Seller”).  Pursuant to the Purchase Agreement, on January 14, 2015, the Partnership acquired the Revere terminal located in Boston Harbor in Revere, Massachusetts from the Seller, a privately held affiliate of the Partnership, for a purchase price of $23.65 million, subject to customary closing adjustments.  The facility, which has been leased to Global Companies LLC by the Seller since 1998, has storage capacity of 2.1 million barrels of refined petroleum products, including heating oil, gasoline, distillates, diesel, kerosene and blendstocks.  The Partnership is financing the transaction with available capacity under its revolving credit facility.  The Seller is owned by the Estate of Alfred A. Slifka, former chairman of the board of directors of Global Partners GP LLC (the “General Partner”), and Richard Slifka, chairman of the board of directors of the General Partner.  Richard Slifka and Alfred A. Slifka are brothers.

The Partnership assumed all liabilities and obligations of the Seller related to the terminal and the underlying real property, except for certain liabilities as set forth in the Purchase Agreement.  The Partnership has released the Seller from and agreed to indemnify the Seller from all known and unknown environmental liabilities relating to the terminal and underlying real property, provided, that the Partnership will be responsible for the first remediation expenses arising from unknown conditions up to $1.50 million, in the aggregate, and then Seller will reimburse the Partnership for any remediation expenses in excess of $1.50 million up to $2.25 million, provided further that (i) Seller will have no obligation to reimburse the Partnership for expenses in excess of $750,000 in the aggregate, and (ii) Seller’s reimbursement obligations will survive for a period of three years following the closing of the acquisition. Any and all remediation expenses in excess of $2.25 million or incurred after the expiration of the three-year survival period will be the responsibility of the Partnership.

In the event that the Partnership sells, within eight years of the closing of the acquisition, all or substantially all of the real property underlying the Revere terminal to a third party not affiliated with the Seller or the Partnership and such third party does not intend to use the real property for petroleum-related purposes, then the Partnership will pay to the Seller an amount equal to fifty percent of the net proceeds (as defined in the Purchase Agreement) received by the Partnership in connection with such sale.

The Seller will continue to provide terminaling services to the Partnership, and the Partnership will continue to pay all amounts owed to the Seller, pursuant to the terms of the existing terminal storage rental and throughput agreement between the Seller and the Partnership until February 1, 2015.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
2.1*

Agreement of Purchase and Sale dated as of January 14, 2015 between Global Revco Dock, L.L.C, Global Revco Terminal, L.L.C., Global South Terminal, L.L.C., Global Petroleum Corp. and Global Companies LLC.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	GLOBAL GP LLC
its General Partner

Dated: January 21, 2015		By:	/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1*

Agreement of Purchase and Sale dated as of January 14, 2015 between Global Revco Dock, L.L.C, Global Revco Terminal, L.L.C., Global South Terminal, L.L.C., Global Petroleum Corp. and Global Companies LLC.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.